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For Immediate Release

                 TICKETMASTER ONLINE-CITYSEARCH, INC. ANNOUNCES
                          RECORD FIRST QUARTER RESULTS;
                      REVENUE INCREASES 191% YEAR OVER YEAR

       TRAFFIC GROWS STRONGLY FOR NUMBER ONE LOCAL NETWORK AND EBITDA LOSS
                         DECREASES FROM Q4 1999 BY 25%

Pasadena, CA - April 19, 2000 - Ticketmaster Online-CitySearch, Inc. (NASDAQ:
TMCS) today announced record financial results for the first quarter of 2000, strengthening its leadership position as the number one local network and number one online ticketing company. Revenues in the first quarter increased 191% over the comparable year-ago period and 28% compared to Q4 1999 to $46.5 million, driven by a 205% increase in online ticketing revenues and a 159% increase in city guide and related revenues over the year-ago period.


FINANCIAL RESULTS

Ticketmaster Online-CitySearch reported the following:


                                                             Three Months Ended
                                                                 March 31,
                                          ----------------------------------------------------------
         $ IN THOUSANDS                                 2000                1999             Change
                                          ----------------------------------------------------------
         Revenues
           Ticketing                                   $28,632             $9,386              205%
           City Guide & Related                         14,378              5,553              159%
           Sponsorship & Advertising                     3,510              1,032              240%
                                          ----------------------------------------------------------
         Total                                         $46,520            $15,971              191%
                                          ----------------------------------------------------------
         EBITDA                                       ($10,863)           ($6,032)            (80)%
                                          ----------------------------------------------------------

"We are very pleased with our progress on all fronts in the first quarter," said Charles Conn, Chief Executive Officer of Ticketmaster Online-CitySearch. "Last year, we expanded our network nationwide and reached real critical mass. With our build-out complete, we are now focusing on leveraging our business model and narrowing losses while deepening our product offerings. We are concentrating on selling advertising to national, regional and local advertisers who want access to our unparalleled reach with local audiences, and we continue to grow our transaction and subscription revenues, giving us more broadly based revenue streams than most online companies."

"Our focus for 2000 is to continue to drive penetration of existing city markets while improving the quality

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of our user experience on all of our sites, and growing even more quickly through both international expansion and presence on wireless devices," said John Pleasants, President of Ticketmaster Online-CitySearch. "Our recent announcements, including our pact with Phone.com and our international agreements in Japan and Korea are indicative of this growth strategy."

Traffic grew significantly during the quarter to a record high of an estimated 765 million page views, an increase of 21.5% compared to the previous quarter. These numbers clearly define TMCS as a market leader in these fast growing market areas. In January of 1999, only 25% of small businesses used the Web according to the Kelsey Group. By January this year, that number reached 64% and is projected to reach 75% by next year according to the Kelsey Group. The Company believes this will contribute to significant growth of the local online advertising market. According to Jupiter Communications, 24% of the $11.5 billion spent on online advertising in 2003 will be spent locally, an increase of nearly 300% over today's figures.

The Company's EBITDA loss for the quarter narrowed to $10.9 million, or $3.7 million less than the immediately preceding quarter, a decrease of approximately 25%. The loss was $4.8 million wider than in the year-ago comparable period, before the expansion of the Company's network of owned and operated city guides.


"Industry statistics show that Internet use is now a broad demographic trend. As the mass-market user has emerged, information about the 10 or 15 miles around their own homes, in which they spend most of their time and money has become much more important. We believe our family of Web sites address this large segment uniquely well," said Conn.

AUDIENCE AND TRAFFIC HIGHLIGHTS

Ticketmaster Online-CitySearch's combined reach among home and work users increased to 9.3%, up from 4.7% in the year ago comparable period. The Company's unique users grew to 6.9 million in February 2000, an increase of 146% from February 1999, according to Media Metrix (Digital Media Universe). In commerce, PC Data Online reported that ticketmaster.com was the number three e-tailer among US home users in March 2000.



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TICKETING & TRANSACTIONS

Ticketing revenue increased 205% to $28.6 million in the first quarter of 2000 from $9.4 million in the first quarter of 1999. In the quarter, gross transaction value was over $183 million. First quarter records included over $2 million of gross transaction value sold in an hour and a record single week of over 500,000 tickets sold. Overall, ticketmaster.com sold over 4.2 million tickets in the quarter at an average convenience and handling charge of $6.49 per ticket. For the quarter, this represented a record 20.5% of the total tickets sold by Ticketmaster Corporation within the United States, United Kingdom, and Canada.

During the quarter, TMCS had a number of very successful concert merchandise promotions including Ozzfest, during which TMCS sold over 13,000 tee shirts in seven days. Concerts represented only approximately one-half of ticket sales in the quarter, with sports, family entertainment and arts sales each surpassing 10% of total tickets sold.

Importantly, the Company is also expanding the overall market for advance ticket sales with several new initiatives focused on museums, cultural institutions and small venues. In February, TMCS acquired 2b Technology, Inc., the number one visitor management and ticketing firm serving higher volume museums, cultural institutions and historic sites. 2b's ticketing solutions handled more than 90 million tickets through its systems in 1999. Additionally, the Company remains on track to begin its second-quarter roll out of its Web-based self-service product for smaller venues, such as nightclubs, community theatres and comedy clubs, as well as its print-at-home ticketing capability.

CITY GUIDE & RELATED

City Guide and Related revenue increased 159% to $14.4 million in Q1 2000 from $5.6 million in the comparable year-ago period. City guide traffic increased 251% since the first quarter last year, and in markets where city guides have been in operation for more than one year, traffic increased 102% over the comparable year-ago period. Reach in these more mature markets continues to be strong with an estimated TMCS network reach in these local markets ranging from 9 to 21% according to Media Metrix. The first quarter of 2000 also benefited from Personals subscription fee revenue, which the Company began to acquire late in the second quarter of 1999.

Now a comprehensive national network, CitySearch continues to focus on building strong local media relationships in its cities, recently adding new promotional and content arrangements with radio, television and newspaper companies including the Chicago Reader, The Denver Post, and WNCX in Cleveland, bringing the total number of local media partnerships to over 100.

The Company's Personals operation continued to exhibit strong momentum and in February, Media Metrix reported that TMCS' combined personals sites had approximately 1.8 million unique users, up from 1.3

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million in the same period of 1999. The combined sites have more than 7 million user registrations, more than 1 million active users, and over 150,000 affiliate sites that drive traffic to them. TMCS also recently announced the appointment of Cynthia Hennessy as President, Match.com. Hennessy brings 19 years of marketing experience to Match.com from companies including TLP, Inc., a leading marketing and advertising agency, and The Walt Disney Company.

SPONSORSHIPS AND ADVERTISING

In the first quarter, revenue in the Sponsorships and Advertising category increased 240% to $3.5 million from $1.0 million in the comparable year-ago period. The strong increase was attributable to the Company's growing success in leveraging its expanded footprint of local cities to appeal to national advertisers, including significant advertising relationships with Microsoft, American Express, Fox Sports, Polaroid and VH1. "We continue to believe that as the market for online advertising continues to grow, our strong local reach, as well as the targeted demographics of citysearch.com, ticketmaster.com and Match.com, give us significant opportunities to grow our advertising revenue," said Pleasants.

RECENT HIGHLIGHTS

     - On April 11, 2000 TMCS announced a strategic alliance with zagat.com, which will integrate Zagat Survey restaurant ratings into citysearch.com, as well as making TMCS' event listings, profiles and links to ticketmaster.com to buy tickets available at zagat.com.

     - TMCS appointed David Kehr, formerly film critic at the Chicago Tribune and New York Daily News, as Senior Movie Critic.

WIRELESS SERVICES

     - In February, TMCS announced the formation of a dedicated wireless group and a new strategic partner affiliate program, designed to capitalize on the growing demand for wireless content and services. The move preceded announcements made by the Company with wireless industry leaders such as AvantGo, Nokia and Palm, Inc.

     - TMCS and Phone.com, Inc. (NASDAQ: PHCM), announced an agreement to work together to accelerate the deployment of in-depth local content and transaction capabilities via the mobile phone.

INTERNATIONAL EXPANSION

     - TMCS formed, along with some of Japan's leading companies led by Kadokawa Shoten Publishing Co, Ltd. and Sumitomo Corporation, a joint venture company, Walkerplus.com, Inc., to provide premier online city guide destination sites and services to Japan's rapidly growing Internet base.

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     -    KICC and CitySearch announced the first of a series of city guides in
          South Korea, utilizing its license of CitySearch's proprietary technology.

     - Extending its Canadian presence, Bell Actimedia introduced two additional Canadian city guides in Montreal and Quebec City utilizing its license of CitySearch's proprietary technology. These sites represent two new markets in a series of Canadian city guide sites to be launched in 2000.

ABOUT TICKETMASTER ONLINE-CITYSEARCH

Ticketmaster Online-CitySearch (NASDAQ: TMCS) is the leading local network enabling people to get the most out of their city. Operating in cities worldwide, TMCS helps people find and plan what they want to do, and then take action, with local transactions functionality such as buying event tickets, making reservations, or meeting the right people to do things with - anytime, anywhere, on multiple devices. This integrated family of sites includes TICKETMASTER.COM, the world's number one online ticketing company; CITYSEARCH.COM, the leading local network; and MATCH.COM, the premier online matchmaking service. Located in Pasadena, California, TMCS is majority owned by USA Networks, Inc. (NASDAQ: USAI) and has equity investments in ACTIVE.COM, FAIRMARKET.COM, and FOODLINE.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements about Ticketmaster Online-CitySearch, Inc. (the "Company"), including those concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: the Company's lack of profitability and anticipation of continued losses; the Company's dependence on its relationship with Ticketmaster Corporation; control of the Company by USA Networks, Inc.; the potential for conflicts of interest between the Company and USA Networks, Inc.; possible future sales of the Company's securities by USA Networks, Inc.; risks associated with the integration of component companies; the Company's future capital needs and the uncertainty of additional financing; the unpredictability and potential fluctuations in future revenues and operating results; the fact that the Company competes in new and emerging markets; the Company's turnover rate; the Company's dependence on the continued growth of online commerce; and the Company's dependence on establishing and maintaining strategic relationships with local media companies. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Ticketmaster Online-CitySearch is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.

                                      # # #

FOR MORE INFORMATION:

Nancy Scott Lyon, Ticketmaster Online-CitySearch, +1-626-660-2530; NANCY_LYON@CITYSEARCH.COM
Sara Strickland, Ticketmaster Online-CitySearch, +1-626-660-2758;
SARA@CITYSEARCH.COM
Eric Jaffe, Ticketmaster Online-CitySearch, +1-626-660-3572;
EJAFFE@CITYSEARCH.COM

Ticketmaster Online-CitySearch corporate headquarters is located at 790 East Colorado Boulevard - Suite 200, Pasadena, California, 91101; +1-626-405-0050; fax +1-626-405-9929; INFO@CITYSEARCH.COM.

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                      Ticketmaster Online-CitySearch, Inc.
                      Condensed Consolidated Balance Sheet
                                 (in thousands)

                                                                          March 31,                      December 31,
                                                                            2000                              1999
                                                                  --------------------------      --------------------------
                                                                         (unaudited)
ASSETS
Current assets
     Cash and cash equivalents                                                    $  58,359                       $  61,455
     Marketable securities available for sale                                        18,042                          26,299
     Accounts receivable, net                                                         7,888                           6,546
     Other current assets                                                             4,399                           3,826
                                                                  --------------------------      --------------------------
         Total current assets                                                        88,688                          98,126
     Property and equipment, net                                                     19,674                          16,831
     Investments                                                                     18,818                          23,085
     Goodwill and other intangible assets, net                                      645,532                         662,921
     Other long term assets                                                           3,364                           3,706
                                                                  --------------------------      --------------------------
         Total assets                                                             $ 776,076                       $ 804,669
                                                                  ==========================      ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                             $   2,823                       $   4,537
     Accrued expenses                                                                10,673                           9,100
     Other current liabilities                                                        7,584                           6,936
                                                                  --------------------------      --------------------------
         Total current liabilities                                                   21,080                          20,573
Other liabilities                                                                     1,226                           1,503
                                                                  --------------------------      --------------------------
         Total liabilities                                                           22,306                          22,076
                                                                  --------------------------      --------------------------
Stockholders' equity
     Common stock & additional paid in capital                                      939,867                         920,198
     Accumulated deficit                                                           (186,035)                       (137,413)
     Accumulated other comprehensive loss                                               (62)                           (192)
                                                                  --------------------------      --------------------------
         Total stockholders' equity                                                 753,770                         782,593
                                                                  --------------------------      --------------------------
         Total liabilities and stockholders' equity                               $ 776,076                       $ 804,669
                                                                  ==========================      ==========================

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                                 Ticketmaster Online-CitySearch, Inc.
                            Condensed Consolidated Statements of Operations
                               (in thousands, except per share amounts)


                                                                     Actual                Actual
                                                                -----------------     -----------------
                                                                  3 Mos. Ended           3 Mos. Ended
                                                                    03/31/00               03/31/99
                                                                   (unaudited)            (unaudited)
                                                                -----------------     -----------------
Revenues
    Ticketing operations                                                  $28,632               $ 9,386
    City guide and related                                                 14,378                 5,553
    Sponsorship and advertising                                             3,510                 1,032
                                                                -----------------     -----------------
       Total revenues                                                      46,520                15,971
                                                                -----------------     -----------------

Operating costs and expenses
    Ticketing operations                                                   21,426                 6,851
    City guide and related                                                 12,731                 4,607
    Sales and marketing                                                    17,666                 6,200
    Research and development                                                1,688                 1,933
    General and administrative                                              5,856                 2,608
    Amortization of goodwill and other intangibles                         34,575                11,976
    Merger and other transaction costs                                          0                   679
                                                                -----------------     -----------------
       Total costs and expenses                                            93,942                34,854
                                                                -----------------     -----------------

Loss from operations                                                      (47,422)              (18,883)
Interest income, net                                                        1,100                 1,200
Equity in loss of unconsolidated affiliates                                (2,126)                    0
                                                                -----------------     -----------------
Loss before income taxes                                                  (48,448)              (17,683)
Income tax provision                                                          174                    57
                                                                -----------------     -----------------
Net loss                                                                 ($48,622)             ($17,740)
                                                                =================     =================
Basic and diluted net loss
    per share                                                              ($0.57)               ($0.25)
                                                                =================     =================

Shares used to compute basic and
    diluted net loss per share                                             85,409                71,555
                                                                =================     =================

Supplemental Financial Information (a)

EBITDA (b)                                                               ($10,863)              ($6,032)
                                                                =================     =================
EBITDA before merger and other
    transactions costs (c)                                               ($10,863)              ($5,353)
                                                                =================     =================
Basic and diluted net loss
    per share, excluding amortization of goodwill
    and equity in loss of unconsolidated affiliates                        ($0.14)               ($0.08)
                                                                =================     =================

Notes:

    a) The accompanying supplemental financial information is presented for informational purposes only and should not be considered as a substitute for the historical and pro forma financial information presented in accordance with GAAP.

    b) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

    c) EBITDA before merger and other transaction costs excludes non-recurring charges associated with the Ticketmaster Online and CitySearch merger and other transactions.